                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    As independent public accountants, we hereby consent to the incorporation by reference of our reports (and to all references to our Firm) included in or made a part of this registration statement.


                                          /s/ Arthur Andersen LLP


Boston, Massachusetts
May 11, 2000